Exhibit 99.1 news release

Ovintiv Announces Results of Annual Meeting

DENVER, May 8, 2023 – Ovintiv Inc. (NYSE, TSX: OVV; the “Company”) today announced that the following matters, as further described in the Company’s Proxy Statement filed on March 23, 2023 (the “Proxy Statement”), were voted upon at its 2023 Annual Meeting of Shareholders held on May 3, 2023.

Election of Director Nominees Listed in the Proxy Statement

Each director nominee listed in the Proxy Statement was elected as a director of the Company. The results of the vote by ballot were as follows:

	Shares For	Shares Against	Abstain	Broker Non-vote
Peter A. Dea	168,404,785	5,047,161	130,316	19,755,443
Meg A. Gentle	169,689,545	3,737,410	155,307	19,755,443
Ralph Izzo	171,659,752	1,696,254	226,256	19,755,443
Howard J. Mayson	170,339,842	3,107,225	135,195	19,755,443
Brendan M. McCracken	172,605,556	825,099	151,607	19,755,443
Lee A. McIntire	166,563,086	6,842,816	176,360	19,755,443
Katherine L. Minyard	171,973,771	1,444,588	163,903	19,755,443
Steven W. Nance	172,011,222	1,397,006	174,034	19,755,443
Suzanne P. Nimocks	157,900,679	15,424,515	257,068	19,755,443
George L. Pita	172,022,482	1,389,605	170,175	19,755,443
Thomas G. Ricks	165,904,949	7,505,652	171,661	19,755,443
Brian G. Shaw	170,658,576	2,792,006	131,680	19,755,443

Advisory Vote to Approve Compensation of Named Executive Officers

The results of the non-binding advisory vote for the compensation of the Company’s named executive officers were as follows:

Shares For	Shares Against	Abstain	Broker Non-vote
167,308,173	5,820,963	453,126	19,755,443

Advisory Vote on Frequency of Future Advisory Votes to Approve Compensation of Named Executive Officers

The results of the non-binding advisory vote on the frequency of future advisory votes to approve the compensation of named executive officers, were as follows:

One-Year	Two-Years	Three-Years	Abstain	Broker Non-vote
170,568,567	127,026	2,498,008	388,661	19,755,443

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Ratification of PricewaterhouseCoopers LLP as Independent Auditors

The results for the ratification of PricewaterhouseCoopers LLP, Chartered Accountants, as the Company’s independent auditors were as follows:

Shares For	Shares Against	Abstain	Broker Non-vote
186,757,581	6,435,087	145,037	0

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

SOURCE: Ovintiv Inc.

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